Exhibit 99.1
NOT FOR IMMEDIATE RELEASE
Plexus Reports Fiscal First Quarter Revenue of $456 Million, EPS of $0.43
Initiates Q2 Revenue Guidance of $375 — $405 Million
NEENAH, WI, January 28, 2009 — Plexus Corp. (Nasdaq: PLXS) today announced:
Q1 Fiscal 2009 Results (quarter ended January 3, 2009):
•	Revenue: $456 million

•	Diluted GAAP EPS: $0.43, including $0.05 per share of stock-based compensation expense, $0.01 per share of restructuring costs and a $0.02 per share benefit due to a change in tax rate.
Q2 Fiscal 2009 Guidance:
•	Revenue: $375 to $405 million

•	Diluted EPS: $0.17 to $0.24, excluding any restructuring charges and including approximately $0.05 per share of stock-based compensation expense.
Dean Foate, President and CEO, commented, “Our first quarter 2009 guidance range was conservative as we anticipated continuing degradation of demand in our customers’ end-markets. Experiencing a challenging quarter, we managed to achieve revenues at the low end of the guidance range and diluted EPS at the higher end of the range. Overall revenues declined 4% sequentially from the prior quarter and were flat when compared to the prior-year first quarter. Sector performance was mixed compared to our expectations at the beginning of the quarter. Our Medical and Defense/Security/Aerospace sectors grew sequentially, although less than anticipated. Our Wireless Infrastructure declined in line with expectations. Our Wireline/Networking and Industrial/Commercial sectors declined significantly more than earlier expectations. To highlight an encouraging result, we again enjoyed a strong quarter of new manufacturing business wins, which we currently estimate will deliver approximately $134 million in annualized revenue when the programs are fully ramped in production over the coming quarters, subject to risks around the timing and ultimate realization of the forecasted revenues.”
Mr. Foate continued, “We are establishing second quarter fiscal 2009 revenue guidance of $375 to $405 million with diluted EPS of $0.17 to $0.24, excluding any restructuring charges and including approximately $0.05 per share of stock-based compensation expense. This sequential reduction in revenue reflects significant softness in our customers’ end-markets, channel inventory reductions and a seasonal decline driven largely by a significant Medical sector account. While we are ramping a number of new programs won in recent quarters, this incremental business is not sufficient to overcome the difficult end-market environment. The second fiscal quarter will be challenging and while we currently anticipate it will be the trough quarter for the fiscal year, the reduced outlook for the entire fiscal year prompts us to take immediate action on further cost reduction initiatives.”
Ginger Jones, Vice President and CFO, commented “Gross and operating margins were 10.2% and 4.5%, respectively, for the first quarter. Operating margin was 4.7% before restructuring charges. Return on invested capital (ROIC) was 16.1% for the quarter, which is above our weighted average cost of capital.”

Ms. Jones added, “Our diluted EPS for Q1 was impacted by four significant items that netted to a $0.04 benefit when compared to our original guidance. First, our tax rate for fiscal 2009 is now estimated to be 10% due to lower forecasted earnings in higher tax jurisdictions. This was lower than the 15% tax rate used when we established our guidance for this quarter. Consequently, diluted EPS for the quarter reflects a $0.02 benefit. Second, we recognized approximately $0.02 benefit from a stronger US dollar in comparison to local currencies in Scotland, Malaysia and China. Third, our stock-based compensation expense was $0.01 less than expected. Offsetting these benefits to EPS in the quarter, we recognized approximately $0.6 million of pre-tax restructuring charges during the quarter related to reductions in workforce at our facility in Juarez, Mexico. These restructuring charges reduced diluted EPS for the quarter by approximately $0.01.”
Ms. Jones continued, “Initiatives to reduce our cost structure in light of anticipated lower levels of revenue have been underway since the fourth quarter of fiscal 2008. We have completed reductions in workforce in Juarez, Mexico and reductions in headcount at other North American manufacturing operations totaling approximately 15 percent of North American operations headcount, as well as modest headcount reductions in our engineering services operations. Additional actions included prudently managing headcount and discretionary spending in selling and administrative expense (S&A), which reduced operating expenses by approximately $1.5 million in the first fiscal quarter when compared to our original forecast.”
Ms. Jones concluded, “Looking forward to the second fiscal quarter, we currently anticipate further reductions in S&A which will result in a restructuring charge of approximately $500,000 in the second fiscal quarter. Our second quarter guidance reflects a modest benefit as a result of the S&A reduction. The full fiscal year 2009 benefit is currently estimated at $2.0 to $2.5 million.”
Mr. Foate concluded, “Despite the significant challenges in our customers’ end-markets, largely as a consequence of a troubled global economy, we remain optimistic about our future. Our five-year organic compounded annual growth rate stands at 18% and new program wins over the last two quarters were exceptionally strong, demonstrating the strength of our go-to-market strategy and the value of the Plexus brand. Our execution metrics, customer satisfaction and retention remain high. Our balance sheet is solid. While we are not immune from the challenges and uncertainties affecting the economy as a whole and our customers’ end-markets, we believe we are well positioned to manage through this difficult economic cycle and to prosper when the recovery ensues. In the meantime, we continue to take prudent actions to adjust our cost structure appropriately and protect our balance sheet, while continuing to make selective strategic investments to enable longer-term growth.”
Plexus provides non-GAAP supplemental information. Non-GAAP income statements exclude transactions, such as restructuring costs, that are not expected to have an effect on future operations. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP financial measures, including ROIC, are used for internal management assessments because such measures provide additional insight into ongoing financial performance. In particular, we provide ROIC because we believe it offers insight into the metrics that are driving management decisions as well as management’s performance under the tests which it sets for itself. Please refer to the attached reconciliations of non-GAAP supplemental data.

MARKET SECTOR BREAKOUT
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s sales and marketing focus.

Market Sector	Q1 - F09		Q4 – F08
Wireline/Networking	$200 M	44%	$218 M	46%
Wireless Infrastructure	$48 M	10%	$50 M	10%
Medical	$109 M	24%	$97 M	20%
Industrial/Commercial	$57 M	13%	$75 M	16%
Defense/Security/Aerospace *	$42 M	9%	$36 M	8%
Total Revenue	$456 M		$476 M

*	The Defense/Security/Aerospace sector includes revenue from an un-named defense program of $2 million in Q4 F08 and $12 million in Q1 F09.
FISCAL Q1 SUPPLEMENTAL INFORMATION
•	ROIC for the first fiscal quarter was 16.1%. The Company defines ROIC as tax-effected operating income divided by average capital employed over a rolling two-quarter period. Capital employed is defined as equity plus debt, less cash and cash equivalents and short-term investments. In periods including restructuring charges we compute adjusted ROIC excluding restructuring costs to better compare ongoing operations.

•	Cash flow provided by operations was approximately $49.4 million for the quarter. Capital expenditures for the quarter were $23.5 million. Free cash flow was approximately $26 million for the quarter. The Company defines free cash flow as cash flow provided for (or used by) operations less capital expenditures.

•	Top 10 customers comprised 61% of revenue during the quarter, consistent with the previous quarter.

•	Juniper Networks Inc., with 18% of revenue, was the only customer representing 10% or more of revenue for the quarter.

•	Cash Conversion Cycle:

Cash Conversion Cycle	Q1 – F09	Q4 – F08
Days in Accounts Receivable	45 Days	49 Days
Days in Inventory	77 Days	73 Days
Days in Accounts Payable	(54) Days	(50) Days
Annualized Cash Cycle	68 Days	72 Days
(continues)

Conference Call/Webcast and Replay Information:

What:	Plexus Corp.’s Fiscal Q1 Earnings Conference Call

When:	Thursday, January 29th at 8:30 a.m. Eastern Time

Where:	888-693-3477 or 973-582-2710 with conference ID: 79701905 http://www.videonewswire.com/PLXS/012909 (requires Windows Media Player)

Replay:	The call will be archived until February 5, 2009 at midnight Eastern Time http://www.videonewswire.com/PLXS/012909 or via telephone replay at 800-642-1687 or 706-645-9291 PIN: 79701905
For further information, please contact:
Ginger Jones, VP and Chief Financial Officer
920-751-5487 or ginger.jones@plexus.com
About Plexus Corp. – The Product Realization Company
Plexus (www.plexus.com) is an award-winning participant in the Electronic Manufacturing Services (EMS) industry, providing product design, supply chain and materials management, manufacturing, test, fulfillment and aftermarket solutions to branded product companies in the Wireline/Networking, Wireless Infrastructure, Medical, Industrial/Commercial and Defense/Security/Aerospace market sectors.
The Company’s unique Focused Factory manufacturing model and global supply chain solutions are strategically enhanced by value-added product design and engineering services. Plexus specializes in mid- to low-volume, higher-mix customer programs that require flexibility, scalability, technology and quality.
Plexus provides award-winning customer service to more than 100 branded product companies in North America, Europe and Asia.
Safe Harbor and Fair Disclosure Statement
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including “believe,” “expect,” “intend,” ”plan,” “anticipate,” “goal,” “target” and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties, including, but not limited to: the economic performance of the electronics, technology and defense industries; the risk of customer delays, changes or cancellations in both ongoing and new programs; the poor visibility of future orders, particularly in view of current economic conditions; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers and maintain our current customer base and deliver product on a timely basis; the risks relative to a new confidential customer in the Industrial/Commercial sector, including customer delays, start-up costs, our potential inability to execute and lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the increasing weakness of the global economy and the continuing instability of the global financial markets and banking system, including the potential inability of us or our customers or suppliers to access cash investments and credit facilities; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities, including our recent and planned expansions; the adequacy of restructuring and similar charges as compared to actual expenses, including the announced closure of our Ayer, MA facility and workforce reductions at our Juarez, Mexico facility; the degree of success and the costs of efforts to improve the financial performance of our Mexican operations; possible unexpected costs and operating disruption in transitioning programs; the costs and inherent uncertainties of pending litigation; the potential effect of world events (such as changes in oil prices, terrorism and war in the Middle East); the impact of increased competition; and other risks detailed in the Company’s Securities and Exchange Commission filings (particularly in Part II, Item 1A of our annual report on Form 10-K for the year ended September 27, 2008).
(financial tables follow)

PLEXUS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	January 3,	December 29,
	2009	2007
Net sales	$456,109	$458,251
Cost of sales	409,559	402,697

Gross profit	46,550	55,554

Operating expenses:
Selling & administrative expenses	25,269	23,626
Restructuring costs	550	—

	25,819	23,626

Operating income	20,731	31,928

Other income (expense):
Interest expense	(2,930)	(735)
Interest income	931	2,548
Miscellaneous income (expense)	198	(467)

Income before income taxes	18,930	33,274

Income tax expense	1,892	5,989

Net income	$17,038	$27,285

Earnings per share:
Basic	$0.43	$0.59

Diluted	$0.43	$0.58

Weighted average shares outstanding:
Basic	39,337	46,448

Diluted	39,472	47,053

PLEXUS CORP.
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)
Statements of Operations

	Three Months Ended
	January 3,	December 29,
	2009	2007
Net income – GAAP	$17,038	$27,285

Add: Income tax expense	1,892	5,989

Income before income taxes– GAAP	18,930	33,274

Add: Restructuring costs*	550	—

Income before income taxes and excluding restructuring costs – Non-GAAP	19,480	33,274

Income tax expense – Non-GAAP	1,947	5,989

Net income – Non-GAAP	$17,533	$27,285

Earnings per share – Non-GAAP:
Basic	$0.45	$0.59

Diluted	$0.44	$0.58

Weighted average shares outstanding:
Basic	39,337	46,448

Diluted	39,472	47,053

*Summary of restructuring costs

Restructuring costs:
Severance costs	$550	$—

PLEXUS CORP.
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)
Operating Margin Calculation

	Three Months
	Ended	Operating
	Jan. 3, 2009	Margin %
Operating income	$20,731	4.5%
Restructuring costs	550

Operating income excluding restructuring costs	$21,281	4.7%

ROIC Calculation

	Three Months
	Ended
	Jan. 3, 2009
Operating income		$20,731
Add: Unusual (restructuring) charges		550

Operating income (excluding unusual charges)		21,281
	x	4

Annualized operating income		85,124
Tax rate (excluding unusual charges)	x	10%

Tax impact	-	8,512

Operating income (tax effected)		$76,612

Average capital employed		$474,529

ROIC		16.1%

			Average
			Capital
	Sept 27, 2008	Jan 3, 2009	Employed
Equity	$473,945	$485,716
Plus:
Debt — current	16,694	17,014
Debt — non-current	154,532	145,517
Less:
Cash and cash equivalents	(165,970)	(178,391)
Short-term investments	—	—

	$479,201	$469,856	$474,529

PLEXUS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	January 3,	September 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$178,391	$165,970
Accounts receivable	225,746	253,496
Inventories	346,219	340,244
Deferred income taxes	16,476	15,517
Prepaid expenses and other	11,397	11,742

Total current assets	778,229	786,969

Property, plant and equipment, net	194,122	179,123
Goodwill, net	5,742	7,275
Deferred income taxes	10,586	2,620
Other	15,562	16,243

Total assets	$1,004,241	$992,230

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,014	$16,694
Accounts payable	243,392	231,638
Customer deposits	28,626	26,863
Accrued liabilities:
Salaries and wages	26,355	41,086
Other	36,186	31,611

Total current liabilities	351,573	347,892

Long-term debt and capital lease obligations, net of current portion	145,517	154,532
Other liabilities	21,435	15,861

Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized, 46,807 and 46,772 shares issued, respectively, and 39,361 and 39,326 shares outstanding, respectively	468	468
Additional paid-in-capital	356,406	353,105
Common stock held in treasury, at cost, 7,446 shares for both periods	(200,110)	(200,110)
Retained earnings	326,746	309,708
Accumulated other comprehensive income	2,206	10,774

Total shareholders’ equity	485,716	473,945

Total liabilities and shareholders’ equity	$1,004,241	$992,230

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